                                                                 Exhibit 99.5(c)


                               A M E N D M E N T
                               -----------------

              TO SUB-INVESTMENT MANAGEMENT AGREEMENT ("AGREEMENT")
                 BETWEEN THE PRUDENTIAL INVESTMENT CORPORATION
                             ("INVESTMENT MANAGER")
                                      AND
           PRICOA ASSET MANAGEMENT LIMITED ("SUB-INVESTMENT MANAGER")

     This Amendment to the Agreement dated September 30, 1997, is dated February 11, 1998, and effective as of January 1, 1998.

     WHEREAS, the parties have agreed that the Sub-Investment Manager will provide investment advisory services to the registered investment companies established under the Investment Company Act of 1940, the investment companies organized under the laws of the Grand Duchy of Luxembourg and the insurance company general accounts, listed on Schedule A;

     NOW THEREFORE, it is agreed as follows:

     1.   Section 12 of the Agreement is hereby amended to read as follows:

     TERMINATION.   Sub-Investment Manager may terminate this Agreement on 60
     -----------
     days' written notice to Investment Manager, with respect to managed accounts and investment companies. Investment Manager may terminate Sub-Investment Manager's appointment as an investment manager at any time upon written notice which will take effect immediately upon receipt. With respect to the registered investment companies, the agreement also (i) may be terminated without the payment of any penalty, by the board of directors of such registered investment company or by a vote of a majority of the outstanding voting securities on not more than 60 days' written notice to the Sub-Investment Manager; (ii) shall continue in effect for a period more than two years from the date of execution, only so long as such continuance is specifically approved at least annually in conformity with the requirements of the Investment Company Act of 1940; and (iii) shall terminate automatically for a particular registered investment company upon the termination of Investment Manager's Sub-Advisory Agreement for such registered investment company. Termination of this Agreement will be without prejudice to the completion of transactions already initiated and accordingly, despite termination of this Agreement, Sub-Investment Manager shall be entitled to:

     a. settle or close out all transactions entered into or for which the order was placed with a broker or which was otherwise initiated or agreed by Sub-Investment Manager on Investment Manager's behalf hereunder, in good faith before Sub-Investment Manager received notice of termination (or, if later, the expiration of such notice); and

     b. require Investment Manager to pay all outstanding fees and expenses including those incurred pursuant to paragraph (a) above.

     2. Section 13 of the Agreement is hereby amended to read as follows:

     NO ASSIGNMENT Sub-Investment Manager may not make on assignment (as that
     -------------
     term is defined in the Investment Advisers Act of 1940) of this Agreement without the prior written consent of Investment Manager. This Agreement, with respect to registered investment companies, shall not be assigned by either party hereto and shall automatically terminate forthwith in the event of such assignment (as that term is defined in the Investment Company Act of 1940).

     3. Schedules A and B to the Agreement are hereby amended and substituted by the attached Schedules A and B, respectively:

     IN WITNESS WHEREOF, the parties have caused this Amendment to be signed as of the date indicated above.


THE PRUDENTIAL INVESTMENT CORPORATION

BY: /s/ Jonathan M. Greene
    -------------------------

NAME:  Jonathan M. Greene
       ----------------------

TITLE:  Senior Vice President
        ---------------------


PRICOA ASSET MANAGEMENT LIMITED

BY: /s/ Peter G. Spencer
    -------------------------

NAME: Peter G. Spencer
      -----------------------

TITLE: Director
       ----------------------

BY: /s/ Jean-Yves Chereau
    -------------------------

NAME: Jean-Yves Chereau
      -----------------------

TITLE: Director
       ----------------------

                             SCHEDULE A  (AMENDED)
                             ---------------------

              TO THE SUB-INVESTMENT MANAGEMENT AGREEMENT BETWEEN
                   THE PRUDENTIAL INVESTMENT CORPORATION AND
                        PRICOA ASSET MANAGEMENT LIMITED

                            SCHEDULE OF REMUNERATION

                        LIST  OF FUNDS                                                ANNUAL FEE
                        --------------                                                ----------
BOND FUNDS
-----------

                        Prudential International Bond Fund, Inc.
                        (formerly The Global Government Plus Fund, Inc.)              Cost + 5% of cost

                        The Global Total Return Fund, Inc.                            Cost + 5% of cost

                        Prudential Intermediate Global Income Fund, Inc.              Cost + 5% of cost

                        Prudential Global Limited Maturity Fund, Inc.                 Cost + 5% of cost

                        PRICOA Worldwide Investors Portfolio, Global Bond Fund        30 basis points

MONEY MARKET FUNDS
------------------

                        PRICOA Money Market Portfolio, Deutsche Mark Series           30 basis points

                        PRICOA Money Market Portfolio, Pound Sterling Series          0 basis points

EQUITY FUNDS            Prudential General Account:
------------

                        -European Portion of the Small Cap Account                    Cost + 5% of cost

                        -European Small Cap Account                                   Cost + 5% of cost

                         European Large Cap Account                                   Cost + 5% of cost

                        -European Portion of the Global Small Cap Account             Cost + 5% of cost

                        Prudential Group Trust Account (Pru Plan)

                        -European Portion of International Large Cap Account          Cost + 5% of cost

                        -European Portion of International Small Cap Account          Cost + 5% of cost

                        TOLI  GLOBAL-Roche Retiree Welfare Investment Trust           Cost + 5% of cost

                        Prudential  Global Genesis Fund, Inc.                         Cost + 5% of cost

                        Prudential Europe Growth Fund, Inc.                           Cost + 5% of cost

  PRICOA Worldwide Investors Portfolio,
  European Growth Fund                                  55 basis points

-------------------------------------------------------------------------------
1. The fee payable for each quarter is calculated at the above rates on the average funds under management during the quarter.

2. Sub-Investment Manager will invoice Investment Manager at the end of each quarter for actual fees due as calculated in accordance with 1 above and invoices will be payable within 30 days of invoice date.

3. Investment Manager will undertake to use best endeavors to prepay each quarter's estimated fees at the beginning of the relevant quarter (1 January, 1 April, 1 July, 1 October)

4. Fees are calculated pro-rata where funds are not managed for the full term of a calendar quarter.


This amended schedule is deemed to be effective as of January 1, 1998.


FOR THE PRUDENTIAL INVESTMENT CORPORATION

By: /s/ Jonathan M. Greene
    --------------------------------

Date:   27 May 1998
      ----------------------

FOR PRICOA ASSET MANAGEMENT LIMITED


Director:  /s/ Peter G. Spencer   Director: /s/ Jean-Yves Chereau
           --------------------             -------------------------

Date: 19 May 1998                 Date: 20/5/98
      ------------------------         ----------------------

                                  SCHEDULE B
                                  ----------

              TO THE SUB-INVESTMENT MANAGEMENT AGREEMENT BETWEEN
                   THE PRUDENTIAL INVESTMENT CORPORATION AND
                          PRICOA ASSET MANAGEMENT LTD

                   INVESTMENT GUIDELINES FOR CLIENT ACCOUNTS

The investment guidelines for the following Prudential Mutual Funds are as set out in each fund's statutory documentation:

PRUDENTIAL INTERNATIONAL BOND FUND, INC. (formerly, The Global Government Plus
----------------------------------------
Fund, Inc.)

The Fund's investment objective is to seek total return, the components of which
are current income and capital appreciation.   The Fund attempts to achieve its
objective by investing at least 65% of its total assets in debt securities of issuers located in at least three countries, excluding the United States (except in periods of market weakness). The Fund invests in foreign debt securities issued by foreign corporate issuers as well as securities issued or guaranteed by foreign governments, semi-governmental entities, governmental agencies, supranational entities and other governmental entities.

The Fund's detailed investment policies and investment restrictions are set out in the Fund's Prospectus and Statement of Additional Information as amended from time to time.

THE GLOBAL TOTAL RETURN FUND, INC.
----------------------------------

The Fund's investment objective is to seek total return, the components of which are current income and capital appreciation. The Fund attempts to achieve its objective by investing, under normal circumstances, at least 65% of its total assets in governmental (including supranational), semi-governmental or government agency debt securities or in short-term bank debt securities or deposits in the United States and in foreign countries denominated in US dollars or in foreign currencies, including debt securities issued or guaranteed by the US Government and foreign governments, their agencies, authorities or instrumentalities. The remainder is generally invested in corporate debt securities or longer term bank debt securities.

The Fund will invest primarily in investment grade securities or in non-rated securities determined by the Fund's investment adviser to be of equivalent quality. The Fund may invest up to 10% of its total assets in debt securities rated below investment grade, with a minimum rating of B, by either S&P or Moody's or by another NRSRO, or, if unrated, are deemed to be of equivalent quality by the investment adviser.

The Fund's detailed investment policies and investment restrictions are set out in the Fund's Prospectus and Statement of Additional Information as amended from time to time.

PRUDENTIAL INTERMEDIATE GLOBAL INCOME FUND, INC.
------------------------------------------------

The Fund's objective is to seek to maximize total return, the components of which are current income and capital appreciation. The Fund will attempt to achieve its objective by investing primarily in obligations issued or guaranteed by the US Government, its agencies, authorities or instrumentalities and in obligations issued or guaranteed by certain foreign governments, quasi-governmental entities, governmental agencies, supranational entities or any of their political subdivisions or instrumentalities. The Fund will invest primarily in investment grade securities or in non-rated securities determined by the Fund's investment adviser to be of equivalent quality. The Fund may invest up to 10% of its total assets in debt securities rated below investment grade, with a minimum rating of B, by either S&P or Moody's or by another NRSRO, or if unrated, are deemed to be of equivalent quality by the investment adviser.

The Fund's detailed investment policies and investment restrictions are set out in the Fund's Prospectus and Statement of Additional Information as amended from time to time.

PRUDENTIAL GLOBAL LIMITED MATURITY FUND, INC.
---------------------------------------------

The Fund's investment objective is to maximize total return, the components of which are current income and capital appreciation. The Fund seeks to achieve its objective by investing primarily in a portfolio of investment grade debt securities denominated in the US dollar and a range of foreign currencies. The Fund will maintain a weighted average maturity of more than 2, but less than 5, years with the maturity for any individual security generally not exceeding 10 years. The Fund may also invest up to 20% of its total assets in debt securities rated below investment grade, with a minimum rating of B, by either S&P or Moody's or by another NRSRO, or, if unrated, are deemed to be of equivalent quality by the investment adviser.

The Fund's detailed investment policies and investment restrictions are set out in the Fund's Prospectus and Statement of Additional Information as amended from time to time.

PRICOA WORLDWIDE INVESTORS PORTFOLIO, GLOBAL BOND FUND
------------------------------------------------------

The Fund's investment objective is to seek total return, the components of which are current income and capital appreciation. The Fund seeks to achieve its investment objective by investing primarily in investment grade bonds issued by governments and corporations with varying maturities. It may also have limited exposure to non-investment grade issues from emerging markets.

The Fund's detailed investment policies and investment restrictions are set out in the Fund's Prospectus as amended from time to time.

PRICOA WORLDWIDE INVESTORS PORTFOLIO, EUROPEAN GROWTH FUND
----------------------------------------------------------

The Fund's investment objective is long-term growth of capital through investment in a portfolio of transferable equity and debt securities of companies domiciled in Europe.

The Fund's detailed investment policies and investment restrictions are set out in the Fund's Prospectus amended from time to time.

PRICOA MONEY MARKET PORTFOLIO
-----------------------------

The Fund's investment objective is to provide the highest level of current income in each designated currency consistent with safety of principal. Each Series seeks to achieve this objective by investing in a portfolio of high quality money market instruments and short-term debt obligations having a maturity of one year or less denominated (1) in the designated currency of the Series or (2) in US dollars (or other currencies) in combination with forward currency exchange contracts to purchase matching amounts of the designated currency.

The Fund's detailed investment policies and investment restrictions are set out in the Fund's offering circular as amended from time to time.

PRUDENTIAL GLOBAL GENESIS FUND, INC.
------------------------------------

The Fund's investment objective is long-term growth of capital. The Fund seeks to achieve its investment objective by investing primarily in common stocks, common stock equivalents (such as warrants and convertible debt securities) and other equity securities (including preferred stocks) of smaller foreign and domestic companies. Under normal circumstances, the Fund will invest 65% of its total assets in such securities.

The Fund's detailed investment policies and investment restrictions are set out in the Fund's Prospectus and Statement of Additional Information as amended from time to time.

PRUDENTIAL EUROPE GROWTH FUND, INC.
-----------------------------------

The Fund's investment objective is to seek long-term growth of capital. The Fund attempts to achieve this objective by investing primarily in equity securities (common stock, securities convertible into common stock and preferred stock) of companies domiciled in Europe.

The Fund's detailed investment policies and investment restrictions are set out in the Fund's Prospectus and Statement of Additional Information as amended from time to time.

The investment guidelines for the remaining funds are as follows:

PRUDENTIAL GENERAL ACCOUNT
--------------------------
EUROPEAN PORTION OF THE SMALL CAP ACCOUNT

1. Investments will be composed primarily of securities publicly traded in Europe.

2. Investments will be targeted in securities of small capitalization companies. (Stocks which primarily make up the lowest 20 percent of the total market capitalization of $30 million to $1.5 billion. The majority of investments to be in the stocks with market capitalization less than $750 million.)

3. No more than 10% of the portfolio will be invested in stocks larger than $1.5 billion and not represented in the Salomon Brothers Extended Market Index ("EMI").

4. No more than 10% of the portfolio will be invested in any one company at the time of purchase.

5. The portfolio will not purchase more than 10% of the issued capital of any one company.

6. Investments in cash and related instruments will not exceed 25% of the portfolio, except during initial portfolio building.

7. Currency hedging of underlying stock positions only (requires approval of Global Equities CIO). Foreign currency futures and options contracts can only be employed to hedge underlying currency exposure (i.e., up to but not more than 100% of underlying exposure to a foreign currency as measured by the value of cash plus securities held in that foreign currency).

EUROPEAN SMALL CAP ACCOUNT

1. Investments will be composed primarily of securities publicly traded in Europe.

2. Investments will be targeted in securities of small capitalization companies. (Stocks which primarily make up the lowest 20 percent of the total market capitalization of $30 million to $1.5 billion. The majority of investments to be in the stocks with market capitalization less than $750 million.)

3. No more than 10% of the portfolio will be invested in stocks larger than $1.5 billion and not represented in the Salomon Brothers Extended Market Index ("EMI").

4. No more than 10% of the portfolio will be invested in any one company at the time of purchase.

5. The portfolio will not purchase more than 10% of the issued capital of any one company.

6. Investments in cash and related instruments will not exceed 25% of the portfolio, except during portfolio building.

7. Currency hedging of underlying stock positions only (requires approval of Global Equities CIO). Foreign currency futures and options contracts can only be employed to hedge underlying currency exposure (i.e., up to but not more than 100% of underlying exposure to a foreign currency as measured by the value of cash plus securities held in that foreign currency).

EUROPEAN LARGE CAP ACCOUNT
--------------------------

1. Investments will be composed primarily of publicly traded securities of companies headquartered in European countries, the majority of which would also be included in the MSCI European Index.

2. The portfolio will consist of no fewer than 25 securities, and no single security will represent more than 10% of the portfolio at the time of purchase.

3. The portfolio will not purchase more than 10% of the issued capital of any one company.

4. Investments in cash and related instruments, except during the initial portfolio building period, will not exceed 15% of the portfolio.

5. The portfolio may use futures contracts, forward contracts, options and derivatives related to the underlying stock or foreign exchange markets of the countries in which they are invested, provided such instruments are used in bona fide hedging transactions.

6. Additional policies and guidelines will be established by the Portfolio Management Group.

EUROPEAN PORTION OF THE GLOBAL SMALL CAP ACCOUNT

1. Investments will be composed primarily of securities publicly traded in Europe.

2. Investments will be targeted in securities of small capitalization companies. (Stocks which primarily make up the lowest 20 percent of the total market capitalization of $30 million to $1.5 billion. The majority of investments to be in the stocks with market capitalization less than $750 million.)

3. No more than 10% of the portfolio will be invested in stocks larger than $1.5 billion and not represented in the Salomon Brothers Extended Market Index ("EMI").

4. No more than 10% of the portfolio will be invested in any one company at the time of purchase.

5. The portfolio will not purchase more than 10% of the issued capital of any one company.

6. Investments in cash and related instruments will not exceed 25% of the portfolio, except during initial portfolio building.

7. Currency hedging of underlying stock positions only (requires approval of Global Equities CIO). Foreign currency futures and options contracts can only be employed to hedge underlying currency exposure (i.e., up to but not more than 100% of underlying exposure to a foreign currency as measured by the value of cash plus securities held in that foreign currency).

Prudential Group Trust Account (PRU PLAN)
------------------------------ ----------

EUROPEAN PORTION OF THE INTERNATIONAL LARGE CAP ACCOUNT

1. The investment objective will be long term capital appreciation through investment in a broadly diversified portfolio from outside the United States. The portfolio will be measured against the Morgan Stanley International "EAFE" Index.

2. Investments will be composed primarily of securities publicly traded in Europe.

3. Portfolio will be invested primarily (75%) in securities of large capitalization companies (greater than $1.5 billion).

4. No more than 10% of the portfolio will be invested in any one company at the time of purchase.

5. The portfolio will not purchase more than 10% of the issued capital of any one company.

6. Investments in cash and related instruments will not exceed 15% of the portfolio, except during initial portfolio building.

7. Currency hedging of underlying stock positions only (requires approval of Global Equities CIO).

EUROPEAN PORTION OF THE INTERNATIONAL SMALL CAP ACCOUNT

1. Investments will be composed primarily of securities publicly traded in Europe.

2. Portfolio will be primarily (70%) in securities of small capitalization companies.(Stocks which primarily make up the lowest 20 percent of the total market capitalization of $30 million to $1.5 billion. The majority of investments to be in the stocks with market capitalization less than $750 million.)

3. No more than 10% of the portfolio will be invested in stocks larger than $1.5 billion and not represented in the Salomon Brothers Extended Market Index ("EMI").

4. No more than 10% of the portfolio will be invested in any one company at the time of purchase.

5. The portfolio will not purchase more than 10% of the issued capital of any one company.

6. Investments in cash and related instruments will not exceed 15% of the portfolio, except during initial portfolio building.

7. Currency hedging of underlying stock positions only (requires approval of Global Equities CIO).

TOLI GLOBAL- ROCHE RETIREE WELFARE INVESTMENT TRUST (EUROPEAN PORTION OF THE GLOBAL ACCOUNT)

1. Investment will be composed primarily of securities publicly traded represented in the EMI as well as the stock exchanges of Mexico, Thailand, Indonesia, Philippines, Taiwan, and South Korea, as well as options and futures contracts related to those securities and convertible bonds of small capitalization companies. No options, futures, or other derivatives will add any leverage to the portfolio. Investment may also be made in cash or in the equivalents of cash or in any commingled money market account maintained by Prudential.

2. Investments will be targeted primarily (i.e. a minimum of 70% of the invested portion of the portfolio) in securities of companies which meet Global Equities definition of small capitalization companies. Throughout the world, Global Equities uses the largest market cap of the stocks in lowest 20% of the market capitalization, within the U. S. markets as its upper capitalization limit (currently $1.5 billion), except in Japan where Global Equities applies the 20% test separately due to currency fluctuations. (In Japan, the upper limit is currently $1.5 billion). The majority of investments to be in the stocks with market capitalization less than $750 million. Stocks which are included in the portfolio not meeting the cap size definition should normally be ones which are constituents of the EMI, except for Southeast Asia where larger traded stocks may be used.

3. No more than 7% of any regional sub-portfolio will be invested in any one company at the time of purchase; no more than 3% of the total global portfolio will be so invested.

4. The portfolio will not purchase more than 10% of the issued capital of any one company. The regional portfolios are generally kept diversified in 30 to 60 names. Industry weights are determined on a bottom up basis but monitored at the portfolio level and may cut back to limit potential sector risk.

5. Investments in cash and related instruments will not exceed 17% of the portfolio, except during initial building.

6. Currency hedging will be allowed, although it is not anticipated that Global Equities will employ an active currency overlay program. Any currency hedging must be covered by an underlying cash/stock position.

7. Within the global portfolio, none of the four regions (Japan, Southeast Asia, Europe, or North America) will be weighted at time of purchase (or allocation shift) by more than 12% of the benchmark weight or less than 12% of the benchmark weight. This 12% guideline will also apply to country weights within each regional sub-portfolio.

GENERAL
-------

SUBJECT TO THE INVESTMENT GUIDELINES FOR THE CLIENT ACCOUNTS DESCRIBED HEREIN OR AS SUBSEQUENTLY NOTIFIED TO SUB-INVESTMENT MANAGER IN WRITING:

1. The Client Accounts may contain securities which are or were the subject of a relevant offer or issue, whether at the time Sub-Investment Manager acquires them on behalf of Investment Manager, within a period of 12 months preceding that or otherwise. For the purpose of this paragraph, a "relevant offer or issue" is an offer or issue of any securities (whether or not those securities are to be listed on the London Stock Exchange or any other recognized or designated investment exchange) which is or was sponsored, underwritten, managed or arranged, or in connection with which other services were provided, by Sub-Investment Manager or a connected person.

2. Sub-Investment Manager may not commit Investment Manager to any obligation to underwrite any issue or offer for sale of securities.

3. Sub-Investment Manager may, on behalf of Investment Manager, acquire or dispose of units in a regulated collective investment scheme, whether or not operated, managed or advised by Sub-Investment Manager or a connected person.

4. Sub-Investment Manager may enter into repo or reverse repo transactions but may not otherwise lend or borrow securities for any purpose.

5. Sub-Investment Manager is authorized by Investment Manager to deal in warrants, options (including traded options) futures or contracts for differences on behalf of Investment Manager (provided they are investments as defined herein). The limits on margins will vary as between the Client Accounts as set out in Schedule B above and the Prospectuses and Statements of Additional Information mentioned therein.

6. Where the requisite currency of settlement is not the Client Accounts Currency Sub-Investment Manager shall be entitled to use spot or forward foreign exchange contracts (and accordingly enter into them on Investment Manager's behalf) to fund the acquisition of spot or forward investments or dispose of sale proceeds in a foreign currency. Notwithstanding Sub-Investment Manager's right to do this, Investment Manager accepts that if a liability in one currency is matched by an asset in a different currency, or if any investment acquired or sold hereunder is denominated or paid for in a currency other than the Client Accounts Currency, a movement of exchange rates may be unfavorable rather than favorable, on the gain or loss otherwise experienced on the investment.